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                                                                     Exhibit 4.6

                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NX NETWORKS, INC.

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                                   PURSUANT TO
                 SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

                                   ----------

         The undersigned, Jay R. Schifferli, being Secretary of Nx Networks, Inc. (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is Nx Networks, Inc. The name under which the Corporation was originally incorporated is Netrix Corporation.

         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 1987.

         3.  The  text  of  the  first   sentence  of  Article   Fourth  of  the
Corporation's Certificate of Incorporation shall be and hereby is amended to read in its entirety as follows:

               "FOURTH: I. The total number of shares of all classes of stock that the corporation shall have authority to issue is 86,000,000, consisting of (i) 85,000,000 shares of Common Stock, $.05 par value (the "Common Stock"); and (ii) 1,000,000 shares of Preferred Stock, $.05 par value ("Preferred Stock").

         4. This Amendment to the Certificate of Incorporation of the Corporation was duly authorized by the unanimous written consent of the Board of Directors of the Corporation and the consent of a majority of the outstanding shares of the Corporation entitled to vote on the proposal to adopt this Amendment at a duly noticed and conducted special meeting of stockholders on March 6, 2001.

         IN WITNESS WHEREOF, the undersigned has subscribed this document on the 29th day of March, 2001, and does hereby affirm, under the penalty of perjury, that the statements contained herein are true and correct.

                                           /s/  Jay R. Schifferli
                                           ________________________________
                                           Jay R. Schifferli
                                           Secretary